                                                                     EXHIBIT 4.2

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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF MARCH 25, 2003

                                      AMONG

                       CENTEX CONSTRUCTION PRODUCTS, INC.,
                                  AS BORROWER,

                                  THE LENDERS,

                                  BANK ONE, NA,
                             AS ADMINISTRATIVE AGENT
                                 AND LC ISSUER,

                         PNC BANK, NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT,

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.,
                            AS SOLE LEAD ARRANGER AND
                                SOLE BOOK MANAGER

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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS...............................................................................    1

ARTICLE II     THE CREDITS...............................................................................   14
    2.1.       Commitment................................................................................   14
    2.2.       Required Payments; Termination............................................................   14
    2.3.       Ratable Loans.............................................................................   14
    2.4.       Types of Advances.........................................................................   15
    2.5.       Commitment Fee; Reductions in Aggregate Commitment........................................   15
    2.6.       Increase in Commitment....................................................................   15
    2.7.       Minimum Amount of Each Advance............................................................   17
    2.8.       Optional Principal Payments...............................................................   17
    2.9.       Method of Selecting Types and Interest Periods for New Advances...........................   17
    2.10.      Conversion and Continuation of Outstanding Advances.......................................   18
    2.11.      Changes in Interest Rate, etc.............................................................   18
    2.12.      Rates Applicable After Default............................................................   19
    2.13.      Method of Payment.........................................................................   19
    2.14.      Noteless Agreement; Evidence of Indebtedness..............................................   19
    2.15.      Telephonic Notices........................................................................   20
    2.16.      Interest Payment Dates; Interest and Fee Basis............................................   20
    2.17.      Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...........   21
    2.18.      Lending Installations.....................................................................   21
    2.19.      Non-Receipt of Funds by the Administrative Agent..........................................   21
    2.20.      Facility LCs..............................................................................   22
    2.21.      Replacement of Lender.....................................................................   26
    2.22.      Swing Line Subfacility....................................................................   27
    2.23.      Limitation of Interest....................................................................   28

ARTICLE III    YIELD PROTECTION; TAXES...................................................................   29
    3.1.       Yield Protection..........................................................................   29
    3.2.       Changes in Capital Adequacy Regulations...................................................   30
    3.3.       Availability of Types of Advances.........................................................   31
    3.4.       Funding Indemnification...................................................................   31
    3.5.       Taxes.....................................................................................   31
    3.6.       Lender Statements; Survival of Indemnity..................................................   33

ARTICLE IV     CONDITIONS PRECEDENT......................................................................   33
    4.1.       Initial Advance...........................................................................   33
    4.2.       Each Credit Extension.....................................................................   35

ARTICLE V      REPRESENTATIONS AND WARRANTIES............................................................   35
    5.1.       Existence and Standing....................................................................   35
    5.2.       Authorization and Validity................................................................   36
    5.3.       No Conflict; Government Consent...........................................................   36
    5.4.       Financial Statements......................................................................   36
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    5.5.       Material Adverse Change...................................................................   37
    5.6.       Taxes.....................................................................................   37
    5.7.       Litigation and Contingent Obligations.....................................................   37
    5.8.       Subsidiaries..............................................................................   37
    5.9.       ERISA.....................................................................................   37
    5.10.      Accuracy of Information...................................................................   38
    5.11.      Regulation U..............................................................................   38
    5.12.      Material Agreements.......................................................................   38
    5.13.      Compliance With Laws......................................................................   38
    5.14.      Ownership of Properties...................................................................   38
    5.15.      Plan Assets; Prohibited Transactions......................................................   38
    5.16.      Environmental Matters.....................................................................   38
    5.17.      Investment Company Act....................................................................   39
    5.18.      Public Utility Holding Company Act........................................................   39
    5.19.      Subordinated Indebtedness.................................................................   39
    5.20.      Post-Retirement Benefits..................................................................   39
    5.21.      Solvency..................................................................................   39

ARTICLE VI     COVENANTS.................................................................................   40
    6.1.       Financial Reporting.......................................................................   40
    6.2.       Use of Proceeds...........................................................................   41
    6.3.       Notice of Default.........................................................................   41
    6.4.       Taxes.....................................................................................   41
    6.5.       Insurance.................................................................................   41
    6.6.       Compliance with Laws......................................................................   42
    6.7.       Maintenance of Properties.................................................................   42
    6.8.       Books and Records.........................................................................   42
    6.9.       Inspection................................................................................   42
    6.10.      Merger....................................................................................   42
    6.11.      Sale of Assets............................................................................   42
    6.12.      Liens.....................................................................................   43
    6.13.      Affiliates................................................................................   44
    6.14.      Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities...................   44
    6.15.      Letters of Credit.........................................................................   44
    6.16.      Financial Covenants.......................................................................   44
    6.17.      Lines of Business.........................................................................   44
    6.18.      Prepayment of Debt........................................................................   45
    6.19.      Future Subsidiaries.......................................................................   45
    6.20.      Prohibition on Granting Negative Pledges..................................................   45
    6.21.      Prohibition on Granting Restrictions on Distributions.....................................   45
    6.22.      Prohibition on Synthetic Leases...........................................................   45
    6.23.      Acquisitions..............................................................................   45
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ARTICLE VII    DEFAULTS..................................................................................   46
    7.1.       ..........................................................................................   46
    7.2.       ..........................................................................................   46
    7.3.       ..........................................................................................   46
    7.4.       ..........................................................................................   46
    7.5.       ..........................................................................................   46
    7.6.       ..........................................................................................   46
    7.7.       ..........................................................................................   47
    7.8.       ..........................................................................................   47
    7.9.       ..........................................................................................   47
    7.10.      ..........................................................................................   47
    7.11.      ..........................................................................................   47
    7.12.      ..........................................................................................   47
    7.13.      ..........................................................................................   48
    7.14.      ..........................................................................................   48
    7.15.      ..........................................................................................   48
    7.16.      ..........................................................................................   48

ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................................   48
    8.1.       Acceleration; Facility LC Collateral Account..............................................   48
    8.2.       Amendments................................................................................   49
    8.3.       Preservation of Rights....................................................................   50

ARTICLE IX     GENERAL PROVISIONS........................................................................   50
    9.1.       Survival of Representations...............................................................   50
    9.2.       Governmental Regulation...................................................................   50
    9.3.       Headings..................................................................................   51
    9.4.       ENTIRE AGREEMENT..........................................................................   51
    9.5.       Several Obligations; Benefits of this Agreement...........................................   51
    9.6.       Expenses; Indemnification.................................................................   51
    9.7.       Numbers of Documents......................................................................   52
    9.8.       Accounting................................................................................   52
    9.9.       Severability of Provisions................................................................   52
    9.10.      Nonliability of Lenders...................................................................   52
    9.11.      Confidentiality...........................................................................   53
    9.12.      Nonreliance...............................................................................   53
    9.13.      Disclosure................................................................................   53
    9.14.      Survival of Prior Agreements..............................................................   53

ARTICLE X      THE ADMINISTRATIVE AGENT..................................................................   53
    10.1.      Appointment; Nature of Relationship.......................................................   53
    10.2.      Powers....................................................................................   54
    10.3.      General Immunity..........................................................................   54
    10.4.      No Responsibility for Credit Extensions, Recitals, etc....................................   54
    10.5.      Action on Instructions of Lenders.........................................................   55
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    10.6.      Employment of Administrative Agents and Counsel...........................................   55
    10.7.      Reliance on Documents; Counsel............................................................   55
    10.8.      Administrative Agent's Reimbursement and Indemnification..................................   55
    10.9.      Notice of Default.........................................................................   56
    10.10.     Rights as a Lender........................................................................   56
    10.11.     Lender Credit Decision....................................................................   56
    10.12.     Successor Administrative Agent............................................................   56
    10.13.     Administrative Agent and Arranger Fees....................................................   57
    10.14.     Delegation to Affiliates..................................................................   57
    10.15.     Co-Agents, Syndication Agent, etc.........................................................   57

ARTICLE XI     SETOFF; RATABLE PAYMENTS..................................................................   58
    11.1.      Setoff....................................................................................   58
    11.2.      Ratable Payments..........................................................................   58

ARTICLE XII    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................   58
    12.1.      Successors and Assigns....................................................................   58
    12.2.      Participations............................................................................   59
    12.3.      Assignments...............................................................................   60
    12.4.      Dissemination of Information..............................................................   61
    12.5.      Tax Treatment.............................................................................   62

ARTICLE XIII   NOTICES...................................................................................   62
    13.1.      Notices...................................................................................   62
    13.2.      Change of Address.........................................................................   62

ARTICLE XIV    COUNTERPARTS..............................................................................   62

ARTICLE XV     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..............................   63
    15.1.      CHOICE OF LAW.............................................................................   63
    15.2.      CONSENT TO JURISDICTION...................................................................   63
    15.3.      WAIVER OF JURY TRIAL......................................................................   63
    15.4.      Effect of Amendment and Restatement.......................................................   63
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                                TABLE OF CONTENTS
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EXHIBITS:

A - PRICING SCHEDULE

B - COMPLIANCE CERTIFICATE

C - ASSIGNMENT AGREEMENT

D - LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

E - NOTE

F - COMMITMENT AND ACCEPTANCE

SCHEDULES:

1 - COMMITMENTS

2 - SUBSIDIARIES AND OTHER INVESTMENTS

3 - LIENS

4 - EXISTING FACILITY LCS
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                                       v

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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This Second Amended and Restated Credit Agreement (this "Agreement") is entered into as of March 25, 2003, by and among the banks listed on the signature pages hereof (the "Lenders"), CENTEX CONSTRUCTION PRODUCTS, INC., a Delaware corporation (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Syndication Agent (the "Syndication Agent"), BANC ONE CAPITAL MARKETS, INC., as Sole Lead Arranger and Sole Book Manager (the "Sole Lead Arranger" and/or "Sole Book Manager"), and BANK ONE, NA, as LC Issuer and Administrative Agent (the "LC Issuer" and/or the "Administrative Agent").

                                    RECITALS

         A. The Borrower, certain lenders party thereto, the Sole Lead Arranger and Sole Book Manager, the LC Issuer and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2001 to be effective as of July 20, 2001 (as the same has been amended, restated or modified from time to time, the "Existing Credit Agreement").

         B. The Borrower desires to amend and restate the Existing Credit Agreement to amend certain covenants and provisions therein, and the Administrative Agent and Lenders have agreed to such amendment, subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means (a) a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same

Type and, in the case of Eurodollar Loans, for the same Interest Period, (b) a Swing Line Advance, and (c) a payment under a Facility LC.

         "Administrative Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "Agents" means, collectively, the Administrative Agent and the Syndication Agent.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreement" means this second amended and restated credit agreement, as it may be amended, restated or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the Available Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Sole Lead Arranger and Sole Book Manager.

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         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President, Chief Executive Officer, Executive Vice President, Chief Financial Officer, Senior Vice President or Assistant Treasurer of the Borrower, acting singly.

         "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Dallas, Texas, in its individual capacity, and its successors.

         "Borrower" means Centex Construction Products, Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.9.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower; or (ii) Centex Corporation shall cease to own, free and clear of all Liens or other encumbrances, greater than 50% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Shortfall Amount" is defined in Section 8.1.

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         "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth on
Schedule 1 or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment Fee" is defined in Section 2.5.

         "Commitment and Acceptance" is defined in Section 2.6(i).

         "Consolidated EBIT" means Consolidated EBITDA minus depreciation and amortization, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis. Notwithstanding anything herein to the contrary, but without duplication, Consolidated EBITDA shall be inclusive of either (a) in the case of an Acquisition of equity interests in a Person, the EBITDA (calculated on a basis consistent with this definition of Consolidated EBITDA) of such Person before it became a Subsidiary of the Borrower or (b) in the case of an Acquisition of assets, or any other acquisition of assets if the Administrative Agent so agrees, the EBITDA associated with such acquired assets before such acquisition by the Borrower or any Subsidiary but exclusive of either (1) in the case of a disposition of equity interests in a Person, the EBITDA (calculated on the basis consistent with this definition of Consolidated EBITDA) of such Person after it is directly or indirectly disposed of by the Borrower or (2) in the case of a disposition of assets, the EBITDA associated with such assets after such assets are disposed of by the Borrower or any Subsidiary, all of which amounts shall be based upon audited financial statements.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense and preferred stock dividends of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Tangible Net Worth" means at any time the Consolidated Net Worth, minus (a) any intangible assets, including, without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, goodwill, and other similar intangible assets of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, minus
(b) any non-cash gain (or plus any non-cash loss, as applicable) resulting from any mark-to-market adjustments made directly to Consolidated Net Worth as a result of fluctuations in the value of financial instruments owned by the Borrower or any of its Subsidiaries as mandated under FAS 133.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided, however, to the extent any Contingent Obligation is included in the calculation of Leverage Ratio, such amounts shall include only those contingent obligations on the balance sheet of such Person (or disclosed and assigned a monetary value in the footnotes thereto) properly prepared in accordance with Agreement Accounting Principles.

         "Conversion/Continuation Notice" is defined in Section 2.10.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date of a Facility LC.

         "Default" means an event described in Article VII.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Eurodollar Borrowing" is defined in Section 15.4.

         "Existing Facility LCs" is defined in Section 2.20.1.

         "Facility LC" is defined in Section 2.20.1.

         "Facility LC Application" is defined in Section 2.20.3.

         "Facility LC Collateral Account" is defined in Section 2.20.11.

         "Facility Termination Date" means March 25, 2006, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions.

         "Guarantors" means collectively, all of the Significant Subsidiaries of the Borrower and their respective successors and assigns.

         "Guaranty" means that certain Second Amended and Restated Guaranty dated as of the date hereof executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended, restated, supplemented or modified and in effect from time to time.

         "Increase Date" is defined in Section 2.6(ii).

         "Increasing Lender" is defined in Section 2.6(i).

         "Indebtedness" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (viii) Contingent Obligations, (ix) Letters of Credit, (x) Sale and

Leaseback Transactions, (xi) Off-Balance Sheet Liabilities, and (xii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one week or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. A weekly Interest Period shall end on the day of the next following week which corresponds to the day of the week on which it began. A monthly Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that, in the case of a monthly Interest Period, if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "LC Fee" is defined in Section 2.20.4.

         "LC Issuer" means Bank One, NA (or any subsidiary or Affiliate of Bank One, NA designated by Bank One, NA) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.20.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, as of the end of each of the Borrower's fiscal quarters, the ratio of (i) Consolidated Indebtedness outstanding on such date to
(ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, or priority or other security agreement

(including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.14, the Guaranty and any other related documents, instruments and agreements now or hereafter executed by Borrower or any Guarantor in connection with any of the foregoing.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition, or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as amended from time to time.

         "Modify" and "Modification" are defined in Section 2.20.1.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Cash Proceeds" means, with respect to any issuance of any equity of any Person, the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses, related taxes paid or payable, and repayment of any Indebtedness required to be repaid as a result of such transaction.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such

Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" is defined in Section 2.14.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender or any of their Affiliates, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any Synthetic Lease entered into by such Person, (iv) any obligation or liability arising with respect to any sale or transfer of an interest in trade receivables of the Borrower or any Subsidiary on a limited recourse basis, or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(v) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the Swing Line Advances at such time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the first day of each calendar quarter.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the schedule attached hereto as Exhibit A.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Restatement Effective Time" is defined in Section 15.4.

         "Revolving Credit Facility" means the revolving credit facility described in Section 2.1.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Significant Subsidiary" means any Subsidiary which at any time has total assets with a book or fair market value (determined in accordance with Agreement Accounting Principles) equal to or greater than 10% of the Consolidated Tangible Net Worth. Significant Subsidiaries shall in any event at all times be comprised of Subsidiaries which, when aggregated with the total assets of the Borrower, in the aggregate have total assets with a book or fair market value (determined in accordance with Agreement Accounting Principles) equal to or greater than 90% of the total assets of the Borrower and its Subsidiaries.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 15% of the consolidated net sales or of the Consolidated EBITDA of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Super Majority Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment, or if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the Aggregate Outstanding Credit Exposure.

         "Syndication Agent" means PNC Bank, National Association, in its capacity as syndication agent, and not in its individual capacity as a Lender.

         "Synthetic Lease" means a lease (i) that is treated as an operating lease under Agreement Accounting Principles and (ii) (a) in respect of which the leased asset is treated as owned by the lessee for purposes of the Code and/or
(b) that is treated as a loan to the lessee for commercial law or insolvency law purposes.

         "Swing Line Advance" means any Advance under the Swing Line
Subfacility.

         "Swing Line Subfacility" means a subfacility under the Revolving Credit Facility described in Section 2.22.

         "Taxes" means any and all present or future governmental taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans (other than Swing Line Advances) to the Borrower, (ii) participate in Swing Line Advances, and (iii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan (including the Swing Line Advances) and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section
2.20. The Administrative Agent will make Swing Line Advances hereunder on the terms and conditions set forth in Section 2.22.

         2.2. Required Payments; Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3. Ratable Loans. Each Advance under the Revolving Credit Facility shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

         2.4. Types of Advances. The Advances under the Revolving Credit Facility may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

         2.5. Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee (the "Commitment Fee") at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

         2.6.     Increase in Commitment.

                  (i) So long as (a) no Default or Unmatured Default has occurred and is continuing, and (b) the Borrower has not terminated or reduced in part any unused portion of the Commitments at any time pursuant to Section 2.5, the Borrower may, at any time and from time to time, by notice to the Administrative Agent, request, not more than two
         (2) times each calendar year, an increase in the Aggregate Commitment within the limitations hereafter described, which notice shall set forth the amount of such increase. In accordance with Section 2.6(iv), the Aggregate Commitment may be so increased either by having one or more Purchasers that have been approved by the Borrower and the Administrative Agent become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) increase the amount of their Commitment ("Increasing Lenders"), provided that (A) the Commitment of any Purchaser shall not be less than $10,000,000 and the sum of the Commitments of the Purchasers and the increases in the Commitments of the Increasing Lenders shall be in an aggregate amount of not less than $10,000,000 (and, if in excess thereof, in integral multiples of $5,000,000); (B) the aggregate amount of all the increases in the Aggregate Commitment pursuant to this Section 2.6 shall not exceed $75,000,000; (C) the Borrower, each Purchaser and/or each Increasing Lender shall have executed and delivered to the Administrative Agent a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit F hereto, and the Administrative Agent shall have accepted and executed the same, (D) if requested by the Purchaser and/or the Increasing Lenders, the Borrower shall have executed and delivered to the Administrative Agent a Note or Notes payable to the order of each Purchaser and/or each Increasing Lender, each such Note to be in the amount of such Purchaser's Commitment or such Increasing Lender's Commitment (as applicable), (E) the Guarantors shall have consented in writing to the new Commitments or increases in Commitments (as applicable) and shall have agreed that their Guaranty continue in full force and effect, and (F) the Borrower, each Purchaser and/or each Increasing Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative

         Agent shall have reasonably requested in connection with such new Commitment or increase in the Commitment (as applicable). The form and substance of the documents required under clauses (C) through (F) above shall be reasonably acceptable to the Administrative Agent. The Administrative Agent shall provide prior written notice to all of the Lenders hereunder of the admission of any Purchaser or the increase in the Commitment of any Increasing Lender hereunder and shall furnish to each of the Lenders copies of the documents required under clause (C),
         (E) and (F) above.

                  (ii) Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof ("Increase Date"), which Increase Date shall be mutually agreed upon by the Borrower, each Purchaser, each Increasing Lender and the Administrative Agent, each Purchaser and/or Increasing Lender shall make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all Purchasers and Increasing Lenders to the reduction of the Outstanding Credit Exposures of the Lenders (including the Increasing Lenders), to cause the Outstanding Credit Exposures of each Lender to be equal to each Lender's Pro Rata Share of the Aggregate Commitment as so increased. The Borrower hereby irrevocably authorizes each Purchaser and/or each Increasing Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the Outstanding Credit Exposures of the Lenders, and each such payment shall constitute a Loan hereunder. If, as a result of the repayment of the Outstanding Credit Exposures provided for in this Section 2.6(ii), any payment of a Eurodollar Loan occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any of the Lenders (including any Increasing Lender to the extent of Eurodollar Loans held by such Increasing Lender prior to such Increase Date) holding a Eurodollar Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.4. Upon the Increase Date, all Loans outstanding hereunder (including any Loans made by the Purchasers and/or Increasing Lenders on the Increase Date) shall be Floating Rate Loans, subject to the Borrower's right to convert the same to Eurodollar Loans on or after such date in accordance with the provisions of Section 2.10.

                  (iii) Upon the Increase Date and the making of the Loans by the Purchasers and/or Increasing Lenders in accordance with the provisions of Section 2.6(ii), each Purchaser and/or each Increasing Lender shall also be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, from the Lenders immediately prior to the Increase Date, an undivided interest and participation in any Facility LC and Swing Line Advance, as applicable, then outstanding, ratably, such that each Lender (including each Purchaser) holds a participation interest in each such Facility LC and Swing Line Advance, as applicable, in proportion to such Lender's Pro Rata Share.

                  (iv) Upon the notice by the Borrower to the Administrative Agent pursuant to Section 2.6(i) hereof, each of the then existing Lenders shall have the right (at its election) to increase its Commitment by an amount equal to such Lender's Pro Rata Share of the proposed increase in the Aggregate Commitment. If less than all of the proposed increase in Aggregate Commitment is elected by the existing Lenders, then any of the then existing Lenders shall have the right to increase its Commitment in an amount greater than such Lender's Pro Rata Share of the proposed increase in the Aggregate Commitment with the Administrative Agent's approval. In the event the sum of each Purchaser's Commitment and the increase in each Increasing Lender's Commitment is less than the requested increase in the Aggregate Commitment, the Borrower may elect to accept the increase in the Aggregate Commitment to be equal to such lesser amount. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be liable for any failure to obtain Increasing Lenders or Purchasers hereunder or for any failure to increase the Aggregate Commitment by the amount so requested by the Borrower pursuant to Section 2.6(i).

                  (v) Nothing contained herein shall constitute or otherwise be deemed to be a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time. No Lender (except only for itself) shall have the right to decline Borrower's request pursuant to Section 2.6(i) for an increase in the Aggregate Commitment.

         2.7. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

         2.8. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances not later than 1:00 p.m. (Dallas time) upon prior written notice to the Administrative Agent on the date of such prepayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Administrative Agent.

         2.9. Method of Selecting Types and Interest Periods for New Advances. Except with respect to Swing Line Advances, the Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Dallas time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii)     the aggregate amount of such Advance,

                  (iii)    the Type of Advance selected, and

                  (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Dallas time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Dallas to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than Swing Line Advances) into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Dallas time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date, which shall be a Business Day, of such conversion or continuation,

                  (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

                  (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.11. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the lesser of (a) the Maximum Rate, or (b) the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. If at any time the Floating Rate shall exceed the Maximum Rate, thereby causing the interest accruing on an Advance to be limited to the Maximum Rate, then any subsequent reduction in the Floating Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Floating Rate had at all times been in effect. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.9 and
2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that
(i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period (but calculated as if the highest Applicable Margin was then in effect) plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time (but calculated as if the highest Applicable Margin was then in effect) plus 2% per annum and
(iii) the LC Fee shall be calculated as if the highest Applicable Margin was then in effect and increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause
(iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender, subject in all events to the limitations of the Maximum Rate.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this
Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

         2.14.    Noteless Agreement; Evidence of Indebtedness.

                  (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (iii) The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  (iv) Any Lender may request that its Loans under the Revolving Credit Facility be evidenced by a promissory note in substantially the form of Exhibit E (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
         Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) above.

         2.15. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance not including Swing Line Advances shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest

Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.18. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.19. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.20.    Facility LCs.

         2.20.1. Issuance. Subject to the terms and conditions of this Agreement, the LC Issuer agrees to keep outstanding on and after the date hereof the standby letters of credit for the account of the Borrower which were issued by the LC Issuer and which are further described on Schedule 4 (collectively, the "Existing Facility LCs"). Each Existing Facility LC shall constitute a Facility LC for all purposes of this Agreement. For purposes hereof, the Existing Facility LCs are deemed to be issued on the date hereof. Furthermore, the LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $50,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (a) the fifth Business Day prior to the Facility Termination Date and (b) one year after its issuance (or, if such Facility LC shall have been renewed, one year after its renewal).

         2.20.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

         2.20.3. Notice. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Dallas time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in
Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

         2.20.4. LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and
(ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount equal to 0.125% of the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to 0.125% of the initial stated amount (or with respect to a Modification of any such standby Facility LC which increases the stated amount thereof, such increase in the stated amount), and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

         2.20.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Dallas time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

         2.20.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section
2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article
IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

         2.20.7.  Obligations Absolute. The Borrower's obligations under this
Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence, bad faith or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

         2.20.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.20.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees and disbursements) which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent or any director, officer, agent or employee thereof for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct, bad faith or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.20.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

                  2.20.11. Facility LC Collateral Account. The Borrower agrees that it will, after the occurrence of a Default and upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                  2.20.12. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.21.    Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Credit Extensions and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Credit Extensions of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

         2.22.    Swing Line Subfacility.

                  2.22.1. Conditions. For the convenience of the parties, the Administrative Agent, solely for its own account, may make any requested Advance under the Revolving Credit Facility (which request must be made before 1:00 p.m. (Dallas time) on the Business Day the Advance is to be made and may be telephonic if confirmed in writing within two Business Days) in the minimum amount of $100,000 (or a greater integral multiple of $100,000) directly to the Borrower as a Swing Line Advance without requiring each other Lender to fund its Pro Rata Share thereof on such Business Day. Swing Line Advances are subject to the following conditions:

                  (i) Each Swing Line Advance must occur on a Business Day before the Facility Termination Date;

                  (ii) The aggregate principal outstanding of all Swing Line Advances may not exceed $15,000,000; the aggregate principal outstanding of all Swing Line Advances, all other Advances under the Revolving Credit Facility, and all LC Obligations may not exceed the Aggregate Commitment under the Revolving Credit Facility; and no Swing Line Advance shall be made which would cause the aggregate principal outstanding of all Loans (including Swing Line Advances) made by the Administrative Agent under the Revolving Credit Facility to exceed the Administrative Agent's Commitment under the Revolving Credit Facility;

                  (iii) Each Swing Line Advance, along with accrued but unpaid interest on such Swing Line Advance, shall be paid in full by the Borrower on the Business Day immediately succeeding the date of such Swing Line Advance by the funding of an Advance under the Revolving Credit Facility and in any event on the Facility Termination Date; and

                  (iv)     Each Swing Line Advance shall be a Floating Rate
         Advance.

                  2.22.2. Lenders' Funding of Swing Line Advances as Advances Under Revolving Credit Facility. The Administrative Agent shall give to the Lenders notice of each Swing Line Advance not later than 3:00 p.m. (Dallas time) on the date of such Swing Line Advance, which notice shall, on behalf of the Borrower (and for such purpose the Borrower hereby irrevocably directs the Administrative Agent to act on its behalf), request each Lender to make, and each Lender hereby agrees to make, an Advance in an amount equal to such Lender's Pro Rata Share of the aggregate amount of the Swing Line Advances (the "Refunded Swing Line Advances") outstanding on the date of such notice, to repay the Administrative Agent. Each Lender shall make the amount of such Advance available to the Administrative Agent in immediately available funds, not later than noon (Dallas time) one Business Day after the date of such notice. The proceeds of such

         Advance shall be immediately made available to the Administrative Agent for application by the Administrative Agent to the repayment of the Refunded Swing Line Advances. The Borrower irrevocably authorizes the Administrative Agent to charge the Borrower's accounts with the Administrative Agent in order to immediately pay the amount of such Refunded Swing Line Advances to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swing Line Advances (with notice of such charge being provided to the Borrower, provided that the failure to give such notice shall not affect the validity of such charge). All such Refunded Swing Line Advances shall be subject to all provisions of this Agreement concerning Advances under the Revolving Credit Facility. If prior to the time an Advance would otherwise have been made pursuant to this section, Advances may not be made as contemplated by this section, each Lender shall irrevocably and unconditionally purchase and receive from the Administrative Agent a ratable participation in such Swing Line Advance and shall make available to the Administrative Agent in immediately available funds its Pro Rata Share of such unpaid amount, together with interest from the date when its payment was due to, but not including, the date of payment. If a Lender does not promptly pay its amount upon the Administrative Agent's demand, and until such Lender makes the required payment, the Administrative Agent is deemed to continue to have outstanding a Swing Line Advance in the amount of such Lender's unpaid obligation. The Borrower shall make each payment of all or any part of any Swing Line Advance to the Administrative Agent for the ratable benefit of the Administrative Agent and those Lenders who have funded their participations in Swing Line Advances under this Section (but all interest accruing on Swing Line Advances before the funding date of any Advance under the Revolving Credit Facility to repay such Swing Line Advance or any participation is payable solely to the Administrative Agent for its own account).

         2.23. Limitation of Interest. The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.23 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.23, even if such provision declares that it controls. As used in this Section 2.23, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Maximum Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Maximum Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Maximum Rate for that day, and shall remain fixed at the Maximum Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Maximum Rate shall be determined by dividing the applicable Maximum Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.23, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Maximum Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Maximum Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending

         Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5.     Taxes.

                  (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

                  (iii) The Borrower hereby agrees to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

                  (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

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

                  (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 15 days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Advance. The Lenders shall not be required to make the initial Credit Extension hereunder unless (a) the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders or (b) the following shall have occurred, as applicable:

                  (i) A counterpart of this Agreement duly executed and delivered by a duly authorized officer of the Borrower and acknowledged by each Guarantor.

                  (ii) A bring down certificate of the Secretary or Assistant Secretary of the Borrower certifying that the articles or certificate of incorporation and the bylaws of the Borrower have not been modified in any respect from the copies previously provided to the Administrative Agent and the Lenders in connection with the Existing Credit Agreement and copies of the Borrower's Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

                  (iii) A bring down certificate of the Secretary or assistant Secretary of each Guarantor certifying that the articles or certificate of incorporation and the bylaws of such Guarantor have not been modified in any respect from the copies previously provided to the Administrative Agent and the Lenders in connection with the Existing Credit Agreement and copies of such Guarantor's Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Guarantor is a party.

                  (iv) Copies of certificates of existence and good standing of the Borrower and each Guarantor, each (a) dated not more than 15 days prior to the date hereof and (b) certified by the appropriate governmental officer in its jurisdiction of organization.

                  (v) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (vi) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Guarantor authorized to sign the Loan Documents to which such Guarantor is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Guarantor.

                  (vii)    Any Notes requested by a Lender pursuant to Section
         2.14 payable to the order of each such requesting Lender.

                  (viii)   A Guaranty duly executed by the Guarantors.

                  (ix) Payment of accrued and unpaid interest on the Obligations due and payable to March 25, 2003.

                  (x) A written legal opinion of the Borrower's and the Guarantors' counsel, addressed to the Lenders in form and substance satisfactory to the Administrative Agent.

                  (xi) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

                  (xii) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

                  (xiii) An insurance certificate in form and substance reasonably satisfactory to the Administrative Agent.

                  (xiv) The Borrower shall have paid to the Administrative Agent, for the account of the Administrative Agent, the Arranger and the Lenders, the fees set forth herein and in any letter agreements, including but not limited to that certain Fee Letter dated February 11, 2003 executed by and among the Borrower, the Lead Arranger and the Administrative Agent.

                  (xv) Such other documents as the Administrative Agent, any Lender or their counsel may have reasonably requested.

         4.2. Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

                  (i)      There exists no Default or Unmatured Default.

                  (ii)     The representations and warranties contained in
         Article V are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

                  (iii) All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.

                  (iv) If the Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application shall have been executed and delivered to the LC Issuer.

         Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company (in the

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

case of Subsidiaries only) duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, is duly qualified to transact business and is in good standing in each jurisdiction in which its business is conducted except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries other than violations which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents except for such orders, consents, adjudications, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by or other actions the failure to obtain or make could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         5.4. Financial Statements. The December 31, 2002 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since December 31, 2002 there has been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists and except where failure to file or pay could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. With respect to all United States federal tax returns, the latest period for which the Borrower and its Subsidiaries have been examined or for which the applicable statute of limitations has expired is the fiscal year ended March 31, 1999. No tax Liens have been filed and no claims are being asserted with respect to any such taxes which individually or in the aggregate have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. If any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liabilities which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 2 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. Neither the Borrower nor any other member of the Controlled Group has incurred in the aggregate Unfunded Liabilities of all Single Employer Plans in an amount that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in the aggregate in an amount that could reasonably be expected to have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, and no Reportable Event has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

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

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any misstatement of material fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. The Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness which aggregates in excess of $2,500,000.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule 3, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.12, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         5.20. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions reasonably acceptable to the Required Lenders, does not exceed $2,500,000.

         5.21.    Solvency.

                  (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of such Credit Extension, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

                  (i) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

                  (ii) Within 60 days after the close of each of the quarterly periods of each of its fiscal years (other than the last quarterly period of each fiscal year), for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (iii) As soon as available, but in any event within 15 days before the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for the forthcoming fiscal year.

                  (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                  (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event that could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

                  (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (x) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, and to refinance existing indebtedness of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances for a purpose which violates any applicable law, including the provisions of Regulation U.

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice (which notice shall in any event be given within three Business Days) in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles or (ii) where failure to file or pay could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. At any time that any Subsidiary of the Borrower is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

         6.5. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.6. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws other than such noncompliance which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         6.7. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except where such failure could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         6.8. Books and Records. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent necessary to permit financial statements to be prepared in conformity with Agreement Accounting Principles and in all material respects with all requirements of law.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

         6.10. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that when no Default exists or will result therefrom, (i) a Subsidiary may merge into the Borrower or a Subsidiary (subject to compliance with Section 6.19), (ii) in connection with Acquisitions the Borrower and its Subsidiaries may enter into other mergers or consolidations as long as (a) the Borrower is the survivor of such merger or consolidation or if the Borrower is not a party thereto then a Subsidiary is the survivor, and (b) the Borrower is in compliance with Section
6.23 and (iii) the Borrower may merge Subsidiaries with or into any other Person in connection with dispositions of Property permitted pursuant to Section 6.11(ii).

         6.11. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

                  (i) Sales of inventory in the ordinary course of business.

                  (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

                  (iii) Any transfer of an interest in accounts or notes receivable on a limited recourse basis, provided that the amount of any related financing does not exceed $100,000,000.00 at any one time outstanding.

         6.12. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                  (ii) Liens imposed by law, such as carriers', landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

                  (iii) Liens arising out of pledges or deposits (a) under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or (b) made in the ordinary course of business to secure the performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money) or to secure statutory obligations, surety or appeal bonds or indemnity, performance or other similar bonds so long as such amounts secured by Liens described in this clause (b) shall not exceed at any time an aggregate amount equal to $5,000,000.

                  (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

                  (v)      Liens existing on the date hereof and described in
         Schedule 3.

                  (vi) Liens incurred in connection with any transfer of an interest in accounts or notes receivable which is permitted pursuant to
         Section 6.11(iii), and which Liens attach solely to the trade receivables sold or transferred (or proceeds thereof).

                  (vii) Liens securing Indebtedness which attach solely to the assets purchased with the proceeds of such Indebtedness.

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

         6.13. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (ii) transactions among the Borrower and its Subsidiaries and (iii) immaterial transactions existing as of the date hereof.

         6.14. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations having a Net Mark-to-Market Exposure not exceeding $15,000,000 or a transaction permitted under Section 6.11(iii).

         6.15. Letters of Credit. The Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

         6.16.    Financial Covenants.

                  6.16.1. Interest Coverage Ratio. Beginning with the fiscal quarter ending March 31, 2003, the Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to
         (ii) Consolidated Interest Expense to be less than 2.50 to 1.00.

                  6.16.2. Leverage Ratio. Beginning with the fiscal quarter ending on March 31, 2003, the Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.00 to 1.00.

                  6.16.3. Minimum Tangible Net Worth. As of December 31, 2002, the Borrower will at all times maintain Consolidated Tangible Net Worth of not less than 85% of $430,044,000 and for the last day of each fiscal quarter thereafter, not less than the sum of (i) the minimum Consolidated Tangible Net Worth required for the prior fiscal quarter, plus (ii) 50% of the Consolidated Net Income (not less than $0.00) for the fiscal quarter then ended, plus (iii) 50% of the Net Cash Proceeds of any equity issuances (excluding issuances pursuant to stock options or other stock-based benefit awards to directors, officers or employees of the Borrower, its Subsidiaries or its Affiliates and issuances solely to finance Acquisitions) by the Borrower or any Subsidiary for the fiscal quarter then ended.

         6.17. Lines of Business. The Borrower will not, nor will it permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or lines of business complementary or reasonably related to the construction products or building materials industry.

         6.18. Prepayment of Debt. When a Default has occurred and is continuing or will result therefrom, the Borrower will not, and will not permit any Subsidiary to, prepay any Indebtedness, except the Obligations.

         6.19. Future Subsidiaries. The Borrower shall cause each Person that becomes a Significant Subsidiary after the date of the initial Credit Extension to promptly execute such documents, instruments, and agreements as the Administrative Agent deems necessary or appropriate, in form and substance satisfactory to the Administrative Agent, to cause such Subsidiary to become a guarantor of the Obligations on a basis substantially the same as the existing Guarantors.

         6.20. Prohibition on Granting Negative Pledges. Except for this Agreement and Liens permitted by Section 6.12 to the extent such Liens encumber only the assets so financed, the Borrower will not and will not permit any Subsidiary to enter into or become bound by any agreement, understanding or arrangement (other than this Agreement) that limits, restricts or impairs in any way the right of any of such Person to create, assume or suffer to exist any Lien on any of such Person's Properties or assets in favor of the Administrative Agent (or any successor Administrative Agent) for the benefit of the Lenders.

         6.21. Prohibition on Granting Restrictions on Distributions. Except for restrictions imposed by applicable law, the Borrower will not enter into or become bound by any agreement, arrangement or understanding or permit its Subsidiaries to do so (including, without limitation, their respective articles of incorporation, bylaws or other charter documents) that limits, restricts, subordinates or impairs in any way the right or ability of any of the Subsidiaries to make dividends or distributions to or investments in the Borrower or to repay any Indebtedness or obligation owed to the Borrower.

         6.22. Prohibition on Synthetic Leases. Borrower will not at any time become or be obligated as lessee or borrower under any Synthetic Lease nor will it permit any Subsidiary to do so.

         6.23. Acquisitions. For each proposed Acquisition with a total purchase price greater than $25,000,000 (including cash consideration paid however classified, assumed indebtedness, noncompete payments and consulting payments whether such amounts are paid at closing or over time, and the dollar value of all assets to be transferred by the purchaser to the seller in connection with such Acquisition), Borrower will (i) complete not less than customary due diligence on the acquisition target and, if requested by the Administrative Agent, provide reasonable evidence thereof to the Administrative Agent, including without limitation due diligence as to compliance with all Environmental Laws and (ii) provide the Administrative Agent and each Lender copies of the financial statements (which to the extent available, shall be audited financial statements) of the acquisition target for the most recent twelve (12) month period prior to the closing of the Acquisition and the interim financial statements of the acquisition target, each containing at a minimum a balance sheet, statement of income, and a statement of cash flow.

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                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Section 6.1, 6.2, 6.10, 6.11, 6.12, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20,
6.21 or 6.22.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 15 days after written notice from the Administrative Agent or any Lender.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay when due (beyond the applicable grace period with respect thereto, if any) any Indebtedness aggregating in excess of $2,500,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower or any Subsidiary which, when taken together with all other Property of the Borrower or such Subsidiary so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $2,500,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Borrower or any member of the Controlled Group has incurred in the aggregate Unfunded Liabilities of all Single Employer Plans by an amount which could reasonably be expected to have a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect.

         7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount which could reasonably be expected to have a Material Adverse Effect.

         7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.14.    Any Change in Control shall occur.

         7.15. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.16. The representations and warranties set forth in Section 5.15 ("Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1.     Acceleration; Facility LC Collateral Account.

                  (i) If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

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

                  (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

                  (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

                  (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

                  (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of the Super Majority Lenders amend, modify, or delete the definition of Change of Control in Article I or amend, modify, waive or delete Section 7.14, provided, further, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

                  (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or the unused fee due under Section 2.5 or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

                  (ii) Reduce the percentage specified in the definition of Required Lenders.

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

                  (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment (except such increase in the Aggregate Commitment pursuant to Section 2.6, whereby only the consent of the Purchaser(s) and the Increasing Lender(s) shall be necessary), the Commitment of any Lender hereunder (except pursuant to Section 2.6) or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

                  (iv)     Amend this Section 8.2.

                  (v) Release any Guarantor except where the sale of all or substantially all of the assets or equity interests in a Guarantor is otherwise permitted hereunder, in which event the Administrative Agent shall execute and deliver to Borrower such release upon such sale.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

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

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. ENTIRE AGREEMENT. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS RELATING TO THE SUBJECT MATTER THEREOF OTHER THAN THE FEE LETTER DESCRIBED IN
SECTION 10.13. THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.     Expenses; Indemnification.

                  (i) The Borrower shall reimburse the Administrative Agent, and the Arranger for any costs, internal charges for fees and time charges of attorneys who are employees of the Administrative Agent and the Arranger and all reasonable out-of-pocket expenses (including attorneys' fees) paid or incurred by the Administrative Agent, or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, LC Issuer and the Lenders for any costs, internal charges for fees and time charges of attorneys who are employees of the Administrative Agent, the Arranger, the LC Issuer, and the Lenders and out-of-pocket expenses (including attorneys' fees) paid or incurred by the Administrative Agent, the Arranger, LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information

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

         furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

                  (ii) THE BORROWER HEREBY FURTHER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGER, LC ISSUER, EACH LENDER, THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR DIRECTORS, OFFICERS AND EMPLOYEES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE ADMINISTRATIVE AGENT, THE ARRANGER, LC ISSUER, ANY LENDER OR ANY AFFILIATE IS A PARTY THERETO) WHICH ANY OF THEM MAY PAY OR INCUR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE DIRECT OR INDIRECT APPLICATION OR PROPOSED APPLICATION OF THE PROCEEDS OF ANY CREDIT EXTENSION HEREUNDER EXCEPT TO THE EXTENT THAT THEY ARE DETERMINED IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION; PROVIDED HOWEVER, THAT IN NO EVENT SHALL THE BORROWER BE LIABLE UNDER THIS SECTION 9.6 FOR ANY LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 9.6 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence, bad faith or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, and (viii) to rating agencies if required by such agencies in connection with a rating relating to the Advances hereunder.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to, or have other relationships with the Borrower and its Affiliates.

         9.14. Survival of Prior Agreements. The rights and privileges (excluding the confidentiality and indemnification provisions which are being restated pursuant to this Agreement) afforded the Administrative Agent and the Arranger in that certain commitment letter and that certain fee letter, each dated February 11, 2003 among such Persons and Borrower, shall survive the execution and delivery of this Agreement, and the Administrative Agent and the Arranger shall continue to be entitled to the benefits thereof.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA, is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of "secured party" as defined in Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence, bad faith or willful misconduct of such Person.

         10.4. No Responsibility for Credit Extensions, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

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

         10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct

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

of the Administrative Agent and (ii) any indemnification required pursuant to
Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time

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

without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         10.13. Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated February 11, 2003, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

         10.15. Co-Agents, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a "co-agent" nor the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

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

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with
Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.3.2. The parties to this Agreement acknowledge that clause (ii) of this
Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Credit Extension or which holds any

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

Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

         12.2.    Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Credit Extension owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Credit Extension in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension (except as otherwise permitted by Section 8.2(v)) or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing any such Credit Extension.

                  12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.

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

         The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive (and the Borrower shall not be obligated to pay) any greater payment under Section 3.1, 3.2 or 3.5 than the Lender (or the amount that would be payable to the Lender) who sold the participating interest to such Participant would have received had it retained such interest for its own account, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided however, if such assignments are of Eurodollar Loans prior to the last day of the Interest Period applicable thereto, the Borrower will not be required to pay the breakage fees, if any, associated with such assignment. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Administrative Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent from any of the Borrower, the Administrative Agent and the LC Issuer shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Credit Extensions (if the applicable Commitment has been terminated).

                  12.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the Administrative Agent and the Borrower to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on

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

         behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.3. Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Administrative Agent and LC Issuer shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is an Affiliate of a Lender or an Approved Fund. Any consent required under this Section
         12.3.3 shall not be unreasonably withheld or delayed.

                  12.3.4. Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries,

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

including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.15 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

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

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         15.4.    Effect of Amendment and Restatement.

                  (a) This Agreement is an amendment and restatement of the terms and provisions of the Existing Credit Agreement. The indebtedness of the Borrower outstanding under the Existing Credit Agreement and the Notes outstanding thereunder immediately prior to the effectiveness hereof ("Restatement Effective Time") is called the "Existing Indebtedness". Neither the execution and delivery of this Agreement by the Borrower or any Lender, nor any of the terms or provisions contained herein, shall be construed to be a payment on or with respect to the Existing Indebtedness or any accrued interest thereon. Without limiting the foregoing, the Borrower and each of its

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

         Subsidiaries hereby ratifies and confirms each Loan Document to which such Person is a party including without limitation the Guaranty.

                  (b) Notwithstanding any provision of this Agreement to the contrary, all Eurodollar Advances which are outstanding at the Restatement Effective Time (each an "Existing Eurodollar Borrowing") shall continue to be maintained by the Lenders until the last day of the current Interest Period therefor (except to the extent prepaid or converted by the Borrower prior to such date).

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

                                       CENTEX CONSTRUCTION PRODUCTS, INC.,
                                       as Borrower

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   2728 N. Harwood
                                                  Dallas, Texas 75201

                                       Attention: Arthur R. Zunker, Jr.
                                                  Chief Financial Officer
                                       Telephone: (214) 981-6510
                                       FAX:       (214) 981-6559

         Signature Page to Second Amended and Restated Credit Agreement

                                       BANK ONE, NA,
                                       Individually, as Administrative Agent,
                                       LC Issuer and as a Lender

                                       By: _____________________________________
                                                  William J. Bowne
                                                  Managing Director

                                       Address:   1 Bank One Plaza
                                                  Mail Suite IL1-0323
                                                  Chicago, IL 60670-0323

                                       Attention: William J. Bowne
                                       Telephone: (312) 732-1045
                                       FAX:       (312) 732-7655

         Signature Page to Second Amended and Restated Credit Agreement

                                       PNC BANK, NATIONAL ASSOCIATION,
                                       Individually, as Syndication Agent
                                       and as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                       BANK OF AMERICA, N.A.,
                                       as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                       JPMORGAN CHASE BANK,
                                       as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                       BANK OF TEXAS, N.A.,
                                       as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                       BNP PARIBAS,
                                       as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                       COMERICA BANK,
                                       as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                       SUNTRUST BANK,
                                       as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                       THE NORTHERN TRUST COMPANY,
                                       as a Lender

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Address:   ______________________________
                                                  ______________________________

                                       Attention: ______________________________
                                       Telephone: ______________________________
                                       FAX:       ______________________________

         Signature Page to Second Amended and Restated Credit Agreement

         Each Guarantor hereby consents and agrees to this Agreement and agrees that the Guaranty shall remain in full force and effect and shall continue to
(i) guarantee the Guaranteed Obligations (as defined in the Guaranty) and (ii) be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

                               GUARANTORS:

                               REPUBLIC PAPERBOARD COMPANY LLC
                               HOLLIS & EASTERN RAILROAD COMPANY LLC
                               AMERICAN GYPSUM COMPANY
                               AMERICAN GYPSUM MARKETING COMPANY
                               CCP CEMENT COMPANY
                               CCP CONCRETE/AGGREGATES COMPANY
                               CCP GYPSUM COMPANY
                               CENTEX MATERIALS GP LTD, LLC
                               MATHEWS READYMIX, INC.
                               MOUNTAIN CEMENT COMPANY
                               NEVADA CEMENT COMPANY
                               TLCC GP LLC
                               TEXAS CEMENT COMPANY
                               WESTERN AGGREGATES, INC.

                               By: _____________________________________
                                   Arthur R. Zunker, Jr.
                                   Senior Vice President - Finance and Treasurer

         Signature Page to Second Amended and Restated Credit Agreement

                                       CENTEX MATERIALS, LP

                                       By: CENTEX MATERIALS GP LTD, LLC,
                                           as its general partner

                                           By: _________________________________
                                                Arthur R. Zunker, Jr.
                                                Senior Vice President - Finance
                                                and Treasurer

                                       CENTEX MATERIALS LP LTD, LLC

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

                                       TLCC LP LLC

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

         Signature Page to Second Amended and Restated Credit Agreement

                                    EXHIBIT A

                                Pricing Schedule

-----------------------------------------------------------------------------------------
                              APPLICABLE              APPLICABLE             APPLICABLE
                              MARGIN FOR              MARGIN FOR            FEE RATE FOR
     STATUS                 EURODOLLAR RATE         FLOATING RATE          COMMITMENT FEE
-----------------------------------------------------------------------------------------
Level I Status                   1.00%                  0.00%                   0.30%
-----------------------------------------------------------------------------------------
Level II Status                  1.25%                  0.25%                   0.35%
-----------------------------------------------------------------------------------------
Level III Status                 1.50%                  0.50%                   0.40%
-----------------------------------------------------------------------------------------
Level IV Status                  1.75%                  0.75%                   0.40%
-----------------------------------------------------------------------------------------
Level V Status                   2.00%                  1.00%                   0.40%
-----------------------------------------------------------------------------------------

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, or Level III Status and (ii) the Leverage Ratio is greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00.

         "Level V Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status, or Level IV Status and (ii) the Leverage Ratio is greater than or equal to 2.50 to 1.00.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                   SCHEDULE 1

                                   Commitments

        Lender                          Total Commitment
        ------                          ----------------
Bank One, NA                               30,000,000

PNC Bank, National Association             25,000,000

Bank of America, N.A.                      15,000,000

JPMorgan Chase Bank                        15,000,000

Bank of Texas, N.A.                        15,000,000

BNP Paribas                                15,000,000

Comerica Bank                              15,000,000

SunTrust Bank                              15,000,000

Northern Trust                             10,000,000

                                   SCHEDULE 3
                                      LIENS

1.       Lender                     Balance          Secured
         ------                     -------          -------
         Weaver Ranch, Inc.         $160,000         Land purchased by Mountain Cement
                                                     Company for use as limestone quarry

2. Liens created in connection with any accounts receivable securitization facility permitted under Section 6.12(vi) of the Credit Agreement.

                                   SCHEDULE 4

                              Existing Facility LCs

1. Letter of Credit Number 322253 issued by Bank One, NA in the face amount of $3,889,087.00 in favor of Pacific Employers Insurance Co., with an expiry date of May 1, 2003.

2. Letter of Credit Number 38234200 issued by Bank One, NA in the face amount of $3,654,027.00 in favor of St. Paul Fire and Marine Insurance Co., with an expiry date of May 1, 2003.

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:      The Lenders parties to the
         Credit Agreement described below

         This Compliance Certificate (this "Certificate") is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of March 25, 2003 (as amended, modified, restated, supplemented, renewed or extended from time to time, the "Agreement") among Centex Corporation Products, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto, PNC Bank, National Association, as Syndication Agent, Bank One, NA, as LC Issuer and as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected _________________ of the Borrower.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Significant Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance.

         7. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______________, 200___.

                                                     ___________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                  Compliance as of _______________, 200__ with
              Provisions of _______________ and _______________ of
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:         _____________________________________________________

2.       Assignee:         ________________________[and is an Affiliate/Approved
                           Fund of [identify Lender](1)

3.       Borrower(s):      _____________________________________________________

4.       Administrative Agent: Bank One, NA, as the Administrative Agent under the Credit Agreement.

5.       Credit Agreement:     The $250,000,000 Second Amended and Restated
                               Credit Agreement dated as of March 25, 2003 among
                               Centex Construction Products, Inc., the Lenders party thereto, the Syndication Agent, and Bank
                               One, NA, as Administrative Agent.

-------------------------------
(1) Select as applicable

6.       Assigned Interest:

--------------------------------------------------------------------------------------------------------------
Aggregate Amount of                       Amount of
Commitment/Loans for all               Commitment/Loans                      Percentage Assigned of
Lenders*                                  Assigned*                             Commitment/Loans(2)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
         $                                     $                                    _______%
--------------------------------------------------------------------------------------------------------------
         $                                     $                                    _______%
--------------------------------------------------------------------------------------------------------------
         $                                     $                                    _______%
--------------------------------------------------------------------------------------------------------------

7.       Trade Date: _____________________________________________(3)

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                      ASSIGNOR
                                                      [NAME OF ASSIGNOR]

                                                      By: ______________________
                                                      Name: ____________________
                                                      Title: ___________________

                                                      ASSIGNEE
                                                      [NAME OF ASSIGNEE]

                                                      By: ______________________
                                                      Name: ____________________
                                                      Title: ___________________

---------------------------
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

[Consented to and](4) Accepted:

BANK ONE, NA, as Administrative Agent

By: _________________________________________
Name: _______________________________________
Title: ______________________________________

[Consented to:](5)

[NAME OF RELEVANT PARTY]

By: _________________________________________
Name: _______________________________________
Title: ______________________________________

-----------------------------
(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower and/or other parties (e.g. LC Issuer) is required by the terms of the Credit Agreement.

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

         1.1. Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the

         Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

                                    EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Administrative Agent (the "Administrative Agent") under the Credit Agreement described below.

Re: Second Amended and Restated Credit Agreement, dated as of March 25, 2003 (as the same may be amended, restated, supplemented or modified, the "Credit Agreement"), among Centex Construction Products, Inc., a Delaware corporation (the "Borrower"), the Lenders named therein, the LC Issuer, the Syndication Agent, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.15 of the Credit Agreement.

Facility Identification Number(s) ______________________________________________

Customer/Account Name __________________________________________________________

Transfer Funds To ______________________________________________________________

                  ______________________________________________________________

For Account No. ________________________________________________________________

Reference/Attention To _________________________________________________________

Authorized Officer (Customer Representative) Date ______________________________

__________________________________________            __________________________
(Please Print)                                        Signature

Bank Officer Name
                                                      Date _____________________

__________________________________________            __________________________
(Please Print)                                        Signature

       (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E

                                      NOTE

                                                                 March 25, 2003

         Centex Construction Products, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of _______________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Dallas, Texas, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of March 25, 2003 (which, as it may be amended, restated, supplemented or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, PNC Bank, National Association, as Syndication Agent, Bank One, NA, as LC Issuer and as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                            CENTEX CONSTRUCTION PRODUCTS, INC.

                                            By: ________________________________
                                                Name: __________________________
                                                Title: _________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                   NOTE OF CENTEX CONSTRUCTION PRODUCTS, INC.
                        DATED ___________________, 200__


                      Principal              Maturity               Principal
                      Amount of             of Interest              Amount                 Unpaid
Date                    Loan                  Period                  Paid                  Balance
----                   -----                ---------                 -----                --------

                                    EXHIBIT F

                            COMMITMENT AND ACCEPTANCE

         This Commitment and Acceptance (this "Commitment and Acceptance") dated as of ______________, 200__, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Second Amended and Restated Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS

         Reference is made to that certain Second Amended and Restated Credit Agreement dated March 25, 2003, by and among Centex Corporation Products, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto, PNC Bank, National Association, as Syndication Agent, Bank One, NA, as LC Issuer and as Administrative Agent for the Lenders (as the same may be amended, modified, restated, supplemented, renewed or extended from time to time, the "Credit Agreement").

         Pursuant to Section 2.6 of the Credit Agreement, the Borrower has requested an increase in the Aggregate Commitment from $_________________ to $_________________. Such increase in the Aggregate Commitment is to become effective on ________________, 200__ (the "Increase Date"). In connection with such requested increase in the Aggregate Commitment, the Borrower, the Administrative Agent and __________________ (the "Accepting Lender") hereby agree as follows:

                                   AGREEMENTS

         1. ACCEPTING LENDER'S COMMITMENT. Effective as of the Increase Date, [the Accepting Lender shall become a party to the Credit Agreement as a Lender, shall have (subject to the provisions of Section 2.6 of the Credit Agreement) all of the rights and obligations of a Lender thereunder, shall agree to be bound by the terms and provisions thereof and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of the Accepting Lender under the Credit Agreement shall be increased from $____________ to the] amount set forth opposite the Accepting Lender's name on the signature pages hereof.]

         2. [REPRESENTATIONS AND AGREEMENTS OF ACCEPTING LENDER. The Accepting Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Accepting Lender and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents,
(iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 hereto, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the commitment and acceptance hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (vii) confirms that it is a Purchaser, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Accepting Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.](1)

         3. REPRESENTATION OF BORROWER. The Borrower hereby represents and warrants that, as of the date hereof and as of the Increase Date, (a) no event or condition shall have occurred and then be continuing which constitutes a Default or an Unmatured Default, and (b) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is stated to relate solely to an earlier date).

         4. SYNDICATION FEE. On or before the Increase Date, the Borrower shall pay to the Administrative Agent for the account of the Accepting Lender a nonrefundable syndication fee in an amount equal to [_____%] of the actual increase on Accepting Lender's Commitment.

         5. COUNTERPARTS; DELIVERY BY FACSIMILE. This Commitment and Acceptance may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Commitment and Acceptance shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Commitment and Acceptance.

         6. GOVERNING LAW. This Commitment and Acceptance shall be governed by and constructed in accordance with, the laws of the State of Texas and the applicable laws of the United States of America.

         7. [NOTICES. FOR THE PURPOSE OF NOTICES TO BE GIVEN UNDER THE CREDIT AGREEMENT, THE ADDRESS OF THE ACCEPTING LENDER (UNTIL NOTICE OF A CHANGE IS DELIVERED) SHALL BE THE ADDRESS SET FORTH IN SCHEDULE 1 HERETO.(2)

                [Remainder of this page intentionally left blank.]

----------------------------

(1) Paragraph 2 is to be included only if the Accepting Lender is a Purchaser prior to the Increase Date, and subparagraph 2(viii) is to be included only if such Accepting Lender is not incorporated under the laws of the United States, or a state thereof.

(2) Paragraph 6 and Schedule 1 are to be included only if the Accepting Lender is a Purchaser prior to the Increase Date.

         IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

                                             CENTEX CONSTRUCTION PRODUCTS, INC.,
                                             as Borrower

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                             BANK ONE, NA,
                                             as Administrative Agent

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

$__________________                          __________________________________,
                                             as Accepting Lender

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                   SCHEDULE 1
                          TO COMMITMENT AND ACCEPTANCE

                        ADMINISTRATIVE INFORMATION SHEET

                          ACCEPTING LENDER INFORMATION

CREDIT CONTACT:

Name:_________________________________    Telephone No.:________________________
Fax No.:______________________________    Telex No.:____________________________
                                          Answerback:___________________________

KEY OPERATIONS CONTACTS:

Booking Installation:_________________ Booking Installation:_________________ Name:_________________________________ Name:_________________________________
Telephone No.:________________________    Telephone No.:________________________
Fax No.:______________________________    Fax No.:______________________________
Telex No.:____________________________    Telex No.:____________________________
Answerback:___________________________    Answerback:___________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:         ______________________________________
                                          ______________________________________

Account Name & Number for Wire Transfer:  ______________________________________
                                          ______________________________________

Other Instructions:_____________________________________________________________
________________________________________________________________________________

ADDRESS FOR NOTICES FOR ACCEPTING LENDER  ______________________________________
                                          ______________________________________
                                          ______________________________________